Exhibit 10.2

Form of Lock-Up Agreement

[DATE]

Roth CH Acquisition V Co.

888 San Clemente Drive, Suite 400

Newport Beach, CA 92660

Ladies and Gentlemen:

The undersigned understands that New Era Helium Corp., a Nevada corporation (“NEH”) has entered into a Business Combination Agreement (the “Business Combination Agreement”) with Roth CH Acquisition V Co., a Delaware corporation (the “Company”), providing for a business combination between NEH and the Company (the “Business Combination”) and the registration of shares of common stock, par value $0.0001 per share, of the Company (“Shares”).

To induce the Company to continue its efforts in connection with the Business Combination, the undersigned hereby agrees that, without the prior written consent of the Company, the undersigned will not, during the period commencing on the date hereof and ending on the six (6) month anniversary of the closing of the Business Combination (the “Lock-Up Period”), (1) offer, pledge, sell, contract to sell, grant, lend, or otherwise transfer or dispose of, directly or indirectly, any Shares or any securities convertible into or exercisable or exchangeable for Shares, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition (collectively, the “Lock-Up Securities”); (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Lock-Up Securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Lock-Up Securities, in cash or otherwise; (3) make any demand for or exercise any right with respect to the registration of any Lock- Up Securities; or (4) publicly disclose the intention to make any offer, sale, pledge or disposition, or to enter into any transaction, swap, hedge or other arrangement relating to any Lock-Up Securities. Notwithstanding the foregoing, and subject to the conditions below, the undersigned may transfer Lock-Up Securities without the prior written consent of the Company in connection with (a) transactions relating to Lock-Up Securities acquired in open market transactions after the completion of the Business Combination; provided that no filing under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), shall be required or shall be voluntarily made in connection with subsequent sales of Lock-Up Securities acquired in such open market transactions; (b) transfers of Lock-Up Securities as a bona fide gift, by will or intestacy or to a family member or trust for the benefit of a family member (for purposes of this lock-up agreement, “family member” means any relationship by blood, marriage or adoption, not more remote than first cousin); (c) transfers of Lock-Up Securities to a charity or educational institution; or (d) if the undersigned, directly or indirectly, controls a corporation, partnership, limited liability company or other business entity, any transfers of Lock-Up Securities to any shareholder, partner or member of, or owner of similar equity interests in, the undersigned, as the case may be; provided that in the case of any transfer pursuant to the foregoing clauses (b), (c) or (d), (i) any such transfer shall not involve a disposition for value, (ii) each transferee shall sign and deliver to the Company a lock-up agreement substantially in the form of this lock-up agreement and (iii) no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s Lock-Up Securities except in compliance with this lock-up agreement.

If (i) during the last 17 days of the Lock-Up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs, or (ii) prior to the expiration of the Lock- Up Period, the Company announces that it will release earnings results or becomes aware that material news or a material event will occur during the 16-day period beginning on the last day of the Lock-Up Period, the restrictions imposed by this lock-up agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of such material news or material event, as applicable, unless the Company waives, in writing, such extension; provided, however, that this extension of the Lock-Up Period shall not apply to the extent that FINRA has amended or repealed FINRA Rule 2241(b)(2)(I), or has otherwise provided written interpretive guidance regarding such rule, in each case, so as to eliminate the prohibition of any broker, dealer, or member of a national securities association from publishing or distributing any research report, with respect to the securities of an Emerging Growth Company prior to or after the expiration of any agreement between the broker, dealer, or member of a national securities association and the Emerging Growth Company or its shareholders that restricts or prohibits the sale of securities held by the Emerging Growth Company or its shareholders after the Business Combination date.

The undersigned agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this lock-up agreement during the period from the date hereof to and including the 34th day following the expiration of the initial Lock-Up Period, the undersigned will give notice thereof to the Company and will not consummate any such transaction or take any such action unless it has received written confirmation from the Company that the Lock-Up Period (as may have been extended pursuant to the previous paragraph) has expired.

No provision in this agreement shall be deemed to restrict or prohibit the exercise, exchange or conversion by the undersigned of any securities exercisable or exchangeable for or convertible into Shares, as applicable; provided that the undersigned does not transfer the Common Stock acquired on such exercise, exchange or conversion during the Lock-Up Period, unless otherwise permitted pursuant to the terms of this lock-up agreement. In addition, no provision herein shall be deemed to restrict or prohibit the entry into or modification of a so-called “10b5-1” plan at any time (other than the entry into or modification of such a plan in such a manner as to cause the sale of any Lock-Up Securities within the Lock-Up Period).

The undersigned understands that the Company and NEH are relying upon this lock-up agreement in proceeding toward consummation of the Business Combination. The undersigned further understands that this lock-up agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

Very truly yours,

(Name - Please Print)

(Signature)

(Name of Signatory, in the case of entities - Please Print)

(Title of Signatory, in the case of entities - Please Print)

Address: